Exhibit 99.1

Joe’s Jeans Reports 51% Increase in Second Quarter Net Sales

LOS ANGELES, CALIFORNIA, July 15, 2010 — Joe’s Jeans Inc. (the “Company”) (NASDAQ: JOEZ) today announced financial results for the second quarter ended May 31, 2010.  Highlights were:

•                  Net sales increased 51% to $25.9 million over the prior year comparative period;

•                  Gross profit increased 32% to $11.5 million over the prior year comparative period;

•                  Operating income for the wholesale and retail divisions were up 4% and 171%, respectively; and

•                  The Company’s reporting format is now by segments — Wholesale and Retail.

For the second quarter ended May 31, 2010, overall net sales were $25.9 million compared to $17.2 million from the prior year comparative period, a 51% increase. Marc Crossman, President and Chief Executive Officer, commented, “Once again we are pleased to report sales increases in all of our distribution channels, namely, domestic women’s, domestic men’s, international and retail.”  Net sales for our wholesale segment increased by 42% compared to the year ago period. The growth in this segment was driven by increases in our core denim business and the addition of sales from non-denim product classifications. Net sales from our retail segment increased 180% compared to the year ago period.  The growth in our retail sales was driven by a 26% increase in same store sales and revenue contribution from an additional 9 stores, 7 of which opened during the quarter.

Our overall gross profit for the quarter increased to $11.5 million from $8.7 million from the prior year comparative period, or a 32% increase.  Our overall gross margins decreased to 44% compared to 51% in the prior year comparative period.  Our gross margin was impacted by the addition of new product categories with lower margins.  Marc Crossman commented, “As we continue to grow our new product categories for the Fall of 2010 through the Spring of 2011, we expect to see a meaningful lift in gross margins as we anticipate being able to take advantage of volume thresholds with our factories.”

Second quarter overall SG&A was $10.2 million compared to $6.9 million a year ago.  The increase over last year is mostly attributable to additional headcount and rent costs associated with the opening of seven new retail stores during the quarter and the additional headcount, samples and facilities and distribution expenses in our wholesale division to support our overall growth and expansion of our other product lines.

In the second quarter, our wholesale operating income was up 4% to $5.8 million compared to $5.6 million in the prior year comparative period and our retail operating income was up 171% to $125,000 compared to a loss of $175,000 in the prior year comparative period.  Overall, we generated operating income of $1.2 million.  Marc Crossman, President and Chief Executive Officer, commented, “With the build-up of our infrastructure to support new product classifications in place, we do not expect to see meaningful increases in our corporate expenses going forward.”  Crossman continued, “Future sequential expense increases will largely be limited to increases in commission payments that correspond to wholesale sales volume increases and additional retail expenses associated with the opening of additional stores.”

Crossman summarized the quarter with the following, “Our second quarter contained several milestones for the Company, including generating a record $25.9 million of sales and opening seven new retail stores with each reaching profitability within 30 days of opening.  In addition, we continue to see the positive momentum of sales of the new product lines as we head into our Fall season evidenced by a 23% increase in our wholesale backlog and solid double digit same store sales gains at Company-owned retail stores.”

The Company will host a conference call on Thursday, July 15, 2010 at 4:30 p.m. Eastern Time with the Company’s Chief Executive Officer, Marc Crossman, and its Chief Financial Officer, Hamish Sandhu, to discuss financial results for the second quarter of fiscal 2010.

To access the live call, please dial (866) 383-8009 (U.S.) or (617) 597-5342 (International).  The conference ID number and participant passcode is 50008417 and is titled “Q2 2010 Joe’s Jeans Inc. Earnings Conference Call.”  The information provided on the teleconference is only accurate at the time of the conference call, and the Company will take no responsibility for providing updated information.  A telephone replay of the conference call will be available beginning at 7:30 p.m. Eastern Time on July 15, 2010 until 11:59 p.m. Eastern Time on July 22, 2010 by dialing (888) 286-8010 (U.S) or (617) 801-6888 (international) and using the conference passcode 76447079.  In addition, the conference call will be archived for two weeks on the Company’s website at www.joesjeans.com.

JOE’S JEANS INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three months ended
	May 31, 2010	May 31, 2009
	(unaudited)
Net sales	$25,893	$17,179
Cost of goods sold	14,392	8,496
Gross profit	11,501	8,683

Operating expenses
Selling, general and administrative	10,182	6,904
Depreciation and amortization	168	134
	10,350	7,038
Operating income	1,151	1,645
Interest expense	125	94
Income before provision for taxes	1,026	1,551
Income tax expense	494	226
Net income	$532	$1,325

Earnings per common share - basic	$0.01	$0.02

Earnings per common share - diluted	$0.01	$0.02

Weighted average shares outstanding
Basic	62,385	59,887
Diluted	64,543	60,275

The following table sets forth certain segment information for the three months ended May 2010 and 2009, respectively:

JOE’S JEANS INC. AND SUBSIDIARIES

Q2 Segment Results

(in thousands)

	Three months ended
	May 31, 2010	May 31, 2009
	(unaudited)
Net sales
Wholesale	$22,920	$16,116
Retail	2,973	1,063
	$25,893	$17,179

Gross Profit:
Wholesale	$9,599	$7,986
Retail	1,902	697
	$11,501	$8,683

Operating income (loss):
Wholesale	$5,783	$5,581
Retail	125	(175)
Corporate and other	(4,757)	(3,761)
	$1,151	$1,645

About Joe’s Jeans Inc.

Joe’s Jeans Inc. designs, produces and sells apparel and apparel-related products to the retail and premium markets under the Joe’s® brand and related trademarks.  More information is available at the Company website at www.joesjeans.com.

This release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended.  The matters discussed in this document involved estimates, projections, goals, forecasts, assumptions, risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements.  All statements in this news release that are not purely historical facts are forward-looking statements, including statements containing the words “intend,” “believe,” “estimate,” “project,” “expect” or similar expressions.  Any forward-looking statement inherently involves risks and uncertainties that could cause actual results to differ materially from the forward-looking statements.  Factors that would cause or contribute to such differences include, but are not limited to: the risk that the Company will be unsuccessful in gauging fashion trends and changing customer preferences; the risk that changes in general economic conditions, consumer confidence, or consumer spending patterns will have a negative impact on the Company’s financial performance or strategies; the highly competitive nature of the Company’s business in the United States and internationally and its dependence on consumer spending patterns, which are influenced by numerous other factors; the Company’s ability to respond to the business environment and fashion trends; continued acceptance of the Joe’s® brand in the marketplace; successful implementation of any growth or strategic plans, including changes and new product offerings; effective inventory management; the Company’s ability to continue to have access on favorable terms to sufficient sources of liquidity necessary to fund ongoing cash requirements of its operations, which access may be adversely impacted by a number of factors, including the reduced availability of credit generally and the substantial tightening of the credit markets, including lending by financial institutions, who are sources of credit for the Company, the recent increase in the cost of capital, the level of the Company’s cash flows, which will be impacted by the level of consumer spending and retailer and consumer acceptance of its products; the ability to generate positive cash flow from operations; competitive factors, including the possibility of major customers sourcing product overseas in competition with our products; the risk that acts or omissions by the Company’s third party vendors could have a negative impact on the Company’s reputation; a possible oversupply of denim in the marketplace; and other risks.  The Company discusses certain of these factors more fully in its additional filings with the SEC, including its last annual report on Form 10-K filed with the SEC, and this release should be read in conjunction with that annual report on Form 10-K, together with all of the Company’s other filings, including current reports on Form 8-K, made with the SEC through the date of this release.  The Company urges you to consider all of these risks, uncertainties and other factors carefully in evaluating the forward-looking statements contained in this release.

Any forward-looking statement is based on information current as of the date of this document and speaks only as of the date on which such statement is made, and the Company  undertakes no obligation to update these statements to reflect events or circumstances after the date on which such statement is made.  Readers are cautioned not to place undue reliance on forward-looking statements.

Contact:

Joe’s Jeans Inc.

Hamish Sandhu

323-837-3700 x 304